UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2011 (August 8, 2011)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road

P.O. Box 2028

Buffalo, New York 14219-0228

(Address of principal executive offices) (Zip Code)

(716) 826-6500

(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Gibraltar Industries, Inc. approved a new Gibraltar Industries, Inc. 2005 Equity Incentive Plan Form of Award (Retirement) (the “New Award”). The New Award will replace the form of award for restricted stock units (retirement) granted to the Company’s executive officers prior to August 8, 2011. The New Award does not modify any previously issued awards under the Gibraltar Industries, Inc. 2005 Equity Incentive Plan The New Award will be used for future grants of restricted stock units (retirement) including awards made August 8, 2011. The New Award contains certain changes to the form of award agreement previously used, including but not limited to, adding certain requirements that must be met in order for restrictions on the related restricted stock units to lapse, adding additional events that can cause the forfeiture of restricted stock units, removing provisions relating to tax gross ups and certain other technical changes. All awards of restricted stock units are made pursuant to the shareholder approved Gibraltar Industries, Inc. 2005 Equity Incentive Plan, which, as amended and restated, was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 21, 2009. The form of Gibraltar Industries, Inc. 2005 Equity Incentive Plan Form of Award (Retirement) is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description in this Current Report on Form 8-K of the form of Gibraltar Industries, Inc. 2005 Equity Incentive Plan Form of Award (Retirement) is qualified in its entirety by reference to the attached form of the agreement.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits:

10.1	- Gibraltar Industries, Inc. 2005 Equity Incentive Plan Form of Award (Retirement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: August 9, 2011
	By:	/s/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President and Chief Financial Officer

4